UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

        Date of Report (Date of Earliest Event Reported): July 30, 2004

                            TREE TOP INDUSTRIES, INC.

                            f/k/a GOHEALTH.MD, INC.
                            -----------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                                    1-10382
                                    -------
                            (Commission File Number)

                                   83-0250943
                                   ----------
                      (I.R.S. Employer Identification No.)

                666 Fifth Avenue, Suite 302, New York, NY   10103
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (212) 554-4111
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


     This Current Report on Form 8-K is filed by Tree Top Industries, Inc., a Nevada corporation f/k/a GoHealth.MD, Inc. (the "Registrant"), in connection with the items set forth below.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

On July 30, 2004, the Board of Directors of the Registrant authorized it to change its name from "GoHealth.MD, Inc." to "Tree Top Industries, Inc.", and such change was approved by written consent of a majority of the outstanding shareholders of the Registrant in accordance with Nevada law.

In addition, the Board of Directors authorized an amendment to the Registrant's By-Laws to provide that the number of members of the Board of Directors of the Registrant would be increased to seven.

Finally, the Board of Directors authorized an amendment to articles of incorporation of the Registrant to provide that the number of authorized shares of common stock, $.01 par value, would be increased from 25,000,000 to 75,000,000 shares, and the par value of the authorized and outstanding shares of common stock would be decreased from $.01 to $.001 per share. Such amendment was approved by written consent of a majority of the outstanding shareholders of the Registrant in accordance with Nevada law.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TREE  TOP  INDUSTRIES,  INC.


By:  /s/  David  Reichman
     --------------------
     David  Reichman
     Chairman


Dated:  August  18,  2004